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                                                                      EXHIBIT 15



                           GOTHIC ENERGY CORPORATION
            LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  GOTHIC ENERGY CORPORATION
          REGISTRATION ON FORM S-3

Gentlemen:

     We are aware that our report dated May 13, 1999 on our review of the interim financial information of Gothic Energy Corporation for the periods ended March 31, 1999 and 1998 and included in the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 1999, is incorporated by reference in the Company's Registration Statement on Form S-3 (File No. 333-38679).




                           PricewaterhouseCoopers LLP


Tulsa, Oklahoma
May 14, 1999